News Release

Release Date:     Friday, February 6, 2004

Release Time:     Immediate

Contact:          Eric E. Stickels, Executive Vice President and Chief Financial
                  Officer

Phone:            (315) 366-3702

--------------------------------------------------------------------------------

Oneida Financial Corp. Reports 2003 Annual and Fourth Quarter Operating Results
--------------------------------------------------------------------------------
                                     (unaudited)
                                     -----------

     Oneida, NY, February 6, 2004 - Oneida Financial Corp. (NASDAQ: ONFC), the parent company of The Oneida Savings Bank, has announced its operating results for the year and three months ended December 31, 2003. Net income for the year ended December 31, 2003 is $3.1 million, or $0.41 diluted earnings per share, a decrease of 2.3% compared with $3.2 million, or $0.43 diluted earnings per share, net income for the year ended December 31, 2002. The decrease in net income was primarily the result of an increase in non-interest expenses and an increase in provisions for possible loan losses, partially offset by an increase in net interest income and an increase in non-interest income.

     Total assets increased $11.5 million, totaling $428.2 million at December 31, 2003, an increase of 2.8% from the December 31, 2002 level of $416.7 million. The Company's asset growth is primarily due to increases in mortgage-backed securities and loans receivable. Loans receivable increased $3.8 million at December 31, 2003 as compared with December 31, 2002, after recording the sale of $50.2 million in fixed rate one-to-four family residential real estate loans. Mortgage-backed securities increased $12.1 million to $51.8 million at December 31, 2003 from $39.7 million at December 31, 2002. The increase in mortgage-backed securities reflects a $13.7 million increase in total deposits at December 31, 2003 compared with December 31, 2002.

     Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, "We are pleased with our Company's performance during a year in which market interest rates reached 40 year lows. Despite these interest rate levels our Company demonstrated an ability to increase net interest income while many companies were experiencing reductions in net interest income." Kallet continued, "This was a record year for our Company from many perspectives; Oneida Savings originated a record level of new loans during 2003, our insurance and financial services subsidiary, Bailey Haskell & LaLonde Agency, reported a record level of revenue, our banking franchise reported a record level of deposits and our trust department attained a new record of assets under administration. We remain committed to delivering financial services with personal attention to customers' needs, continuing to seek opportunities to expand our market area, while we effectively employ technology to improve our franchise and enhance shareholder value." Kallet concluded, "The end of 2003 marked the fifth anniversary of Oneida Financial Corp. as a public company. During that period of time we have successfully implemented an operating plan which has transformed a 132 year banking franchise into a diversified financial services company and in the process we have positively impacted many key financial indicators of the Company."

     Net interest income increased $1.1 million, or 9.5%, for the year ended December 31, 2003 to $12.6 million compared with $11.5 million for the year ended December 31, 2002. The increase in net interest income primarily is due to an increase in net earning assets and an increase in net interest margin. Average interest-earning assets increased $25.9 million, or 7.5% for the year. Average interest-bearing deposits increased $18.3 million while average borrowings outstanding decreased by $4.1 million.

     Interest income for the twelve-month period ending December 31, 2003 was $20.8 million, compared with $21.7 million for the twelve months ending December 31, 2002, a decrease of 4.0%. The decrease in interest income during the year ended December 31, 2003 resulted primarily from a decrease in the yield on interest earning assets of 67 basis points, reflecting the continued decrease in interest rates during 2003. The decrease in yield was partially offset by an increase in the average balances of interest-earning assets during 2003.

     Interest expense for the twelve-month period ending December 31, 2003 was $8.2 million, compared with $10.2 million for the twelve months ending December 31, 2002, a decrease of 19.1%. This significant reduction was due to a decrease in the cost of interest bearing liabilities of 75 basis points, partially offset by an increase in the average balance of interest-bearing deposit accounts. Borrowed funds outstanding are $67.4 million at December 31, 2003, compared with $73.5 million at December 31, 2002. The decrease in borrowed funds is primarily the result of the extinguishment of $3.0 million in borrowed funds during the fourth quarter of 2003 at an average cost of 7.11%. Interest expense on deposits decreased 24.5% for the year ended December 31, 2003 as compared with the same period in 2002.

     Non-interest income was $11.0 million for the twelve months ending December 31, 2003 compared with $8.5 million for the same 2002 period. The increase in non-interest income was primarily due to revenue derived from the Company's insurance agency subsidiary activities. In addition, non-interest income increased as a result of an increase in gains realized upon the sale of investment securities, revenue from the sale and servicing of fixed-rate residential real estate loans and an increased level of service fees on deposit accounts.

     Non-interest expense was $18.6 million for the twelve months ending December 31, 2003 compared with $15.4 million for the same 2002 period. The increase in non-interest expense is primarily the result of operating expenses incurred associated with our insurance agency business and an increase in the expense recognized in connection with the Company's ESOP plan and defined benefit pension plan. Provisions for possible loan losses during 2003 totaled $530,000, compared with provisions for the same period in 2002 of $535,000 partially offset by improvement in the impairment of various loans acquired in connection with the acquisition of the State Bank of Chittenango resulting in a reversal of specific reserves during 2002 of $371,000. The increase in net provisions made during 2003 of $366,000 as compared with 2002 reflects a reduction in recoveries on previously charged-off loans. The ratio of the loan loss allowance to loans receivable is 1.05% at December 31, 2003 compared with a ratio of 1.07% at December 31, 2002.

     Net income for the three months ending December 31, 2003 is $628,000, or $0.08 diluted earnings per share compared with $1.0 million, or $0.14 diluted earnings per share, for the three months ended December 31, 2002. The decrease in net income for the quarter is primarily the result of an increase in the provision for possible loan losses, a debt restructuring charge and an increase in expense associated with the Company's ESOP and defined benefit pension plans. Partially offsetting the increases in expense is an increase in non-interest income for the fourth quarter of 2003 and a decrease in income tax provisions.

     Shareholders' equity was $50.8 million, or 11.9% of assets at December 31, 2003 compared with $48.1 million, or 11.5% of assets, at December 31, 2002. The increase in shareholders' equity was primarily a result of the contribution of net earnings for the period, partially offset by management efforts to manage the Company's capital through a combination of cash dividends and other strategies. All financial information provided at and for the quarter and year ending December 31, 2003 is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts. All per share amounts have been restated to reflect the retroactive effect of a 3-for-2 stock dividend to be paid on February 24, 2004.

                                                At and for the        At and for the
       Selected Financial Ratios                 Three Months         Twelve months
       (unaudited)                               Ended Dec 31,         Ended Dec 31,
       -----------                               -------------         -------------
                                                2003       2002       2003       2002
                                                ----       ----       ----       ----
       Return on Average Assets                 0.59%      1.00%      0.74%      0.81%
       Return on Average Equity                 5.12%      8.84%      6.35%      6.88%
       Net Interest Margin                      3.30%      3.48%      3.37%      3.31%
       Non-Performing Assets to
           Total Assets (end of period)         0.06%      0.01%      0.06%      0.01%
       Allowance for Loan Losses to
           Loans Receivable, net                1.05%      1.07%      1.05%      1.07%
       Average Equity to Average Assets        11.53%     11.24%     11.61%     11.78%



                                               At               At                 %              At                At
Selected Financial Data                      Dec 31,          Dec 31,            Change         Dec 31,           Dec, 31
(in thousands except per share data)          2003             2002             03 vs '02        2001               2000
------------------------------------        -------------------------------------------------------------------------------
                                            (unaudited)      (audited)                         (audited)          (audited)
Total Assets                                $428,189          $416,670             2.8%         $352,717          $319,372
Loans receivable, net                        200,596           197,896             1.4%          170,893           164,661
Mortgage-backed securities                    51,788            39,719            30.4%           53,686            40,473
Investment securities                        122,049           123,256            (1.0%)          78,390            90,796
Goodwill and other intangibles                12,731            12,091             5.3%            4,744             3,294
Interest bearing deposits                    255,871           245,828             4.1%          198,281           180,084
Non-interest bearing deposits                 49,644            45,951             8.0%           29,882            22,672
Borrowings                                    67,400            73,500            (8.3%)          76,600            72,100
Shareholders' Equity                          50,835            48,064             5.8%           45,014            41,845

Book value per share
   (end of period)                          $   6.83          $   6.56             4.1%         $   6.13          $   5.93
Tangible value per share
   (end of period)                          $   5.12          $   4.91             4.3%         $   5.56          $   5.46



                                                Three Months Ended                 %                Three Months Ended
Selected Operating Data                       Dec 31,         Dec 31,            Change          Dec 31,          Dec 31,
(in thousands except per share data)           2003            2002            '03 vs '02         2001             2000
------------------------------------        -------------------------------------------------------------------------------
                                            (unaudited)     (unaudited)                        (unaudited)      (unaudited)
Interest income:
   Interest and fees on loans                $ 3,251           $ 3,683           (11.7%)         $ 3,484           $ 3,669
   Interest and dividends
      on investments                           1,695             1,894           (10.5%)           1,869             2,161
   Interest on fed funds                          14                33           (57.6%)              58                34
                                             -------           -------                           -------           -------
     Total interest income                   $ 4,960           $ 5,610           (11.6%)         $ 5,411           $ 5,864
Interest expense:
   Interest on deposits                      $ 1,130             1,499           (24.6%)           1,904             2,035
   Interest on borrowings                        739               909           (18.7%)           1,004             1,162
                                             -------           -------                           -------           -------
     Total interest expense                    1,869             2,408           (22.4%)           2,908             3,197
                                             -------           -------                           -------           -------
Net interest income                            3,091             3,202            (3.5%)           2,503             2.667
   Provision for loan losses                     120              (186)          164.5%              120               110
                                             -------           -------                           -------           -------
Net interest income after
     provision for loan losses               $ 2,971           $ 3,388           (12.3%)         $ 2,383             2,557
                                             -------           -------                           -------           -------
Total noninterest income                       3,181             2,318            37.2%            2,090             1,195
                                             -------           -------                           -------           -------
Total noninterest expense                      5,384             4,336            24.2%            3,294             2,722
                                             -------           -------                           -------           -------
Income before income taxes
     and intangible amortization             $   768           $ 1,370           (43.9%)         $ 1,179           $ 1,030
                                             -------           -------                           -------           -------
Income tax provision                             112               296           (62.2%)             181               228
                                             -------           -------                           -------           -------
Income before intangible
     amortization                            $   656           $ 1,074           (38.9%)         $   998           $   802
                                             -------           -------                           -------           -------
Intangible amortization                           28                27             3.7%               86                56
                                             -------           -------                           -------           -------
           Net income                        $   628           $ 1,047           (40.0%)         $   912           $   746
                                             =======           =======                           =======           =======

Net income per common
   share ( EPS - Basic )                     $  0.08           $  0.14           (42.9%)         $  0.13           $  0.11
                                             =======           =======                           =======           =======
Net income per common
   share ( EPS - Diluted)                    $  0.08           $  0.14           (42.9%)         $  0.12           $  0.11
                                             =======           =======                           =======           =======




                                                Twelve Months Ended                %               Twelve Months Ended
Selected Operating Data                       Dec 31,         Dec 31,            Change          Dec 31,          Dec 31,
(in thousands except per share data)           2003            2002            '03 vs '02         2001             2000
------------------------------------        -------------------------------------------------------------------------------
                                            (unaudited)     (unaudited)                        (unaudited)      (unaudited)
Interest income:
   Interest and fees on loans               $ 13,592          $ 14,014            (3.0%)        $ 14,232          $ 13,830
   Interest and dividends
     on investments                            7,108             7,452            (4.6%)           7,983             8,243
   Interest on fed funds                          94               185           (49.2%)             246                66
                                            --------          --------                          --------          --------
     Total interest income                  $ 20,794          $ 21,651            (4.0%)        $ 22,461          $ 22,139
Interest expense:
   Interest on deposits                     $  4,941             6,541           (24.5%)           8,030             7,593
   Interest on borrowings                      3,282             3,627            (9.5%)           4,198             4,016
                                            --------          --------                          --------          --------
     Total interest expense                    8,223            10,168           (19.1%)          12,228            11,609
                                            --------          --------                          --------          --------
Net interest income                           12,571            11,483             9.5%           10,233            10,530
   Provision for loan losses                     530               164           223.2%              480               345
                                            --------          --------                          --------          --------
Net interest income after
     provision for loan losses              $ 12,041          $ 11,319             6.4%         $  9,753          $ 10,185
                                            --------          --------                          --------          --------
Total noninterest income                      10,954             8,519            28.6%            7,171             1,770
                                            --------          --------                          --------          --------
Total noninterest expense                     18,615            15,419            20.7%           12,528             8,266
                                            --------          --------                          --------          --------
Income before income taxes
     and intangible amortization            $  4,380          $  4,419            (0.9%)        $  4,396          $  3,689
                                            --------          --------                          --------          --------
Income tax provision                           1,148             1,160            (1.0%)           1,060             1,024
                                            --------          --------                          --------          --------
Income before Intangible
     amortization                           $  3,232          $  3,259            (0.8%)        $  3,336          $  2,665
                                            --------          --------                          --------          --------
Intangible amortization                          110                63            74.6%              343                56
                                            --------          --------                          --------          --------
           Net income                       $  3,122          $  3,196            (2.3%)        $  2,993          $  2,609
                                            ========          ========                          ========          ========

Net income per common
   share ( EPS - Basic )                    $   0.42          $   0.44            (4.5%)        $   0.42          $   0.36
                                            ========          ========                          ========          ========
Net income per common
   share ( EPS - Diluted )                  $   0.41          $   0.43            (4.7%)        $   0.41          $   0.36
                                            ========          ========                          ========          ========
Cash Dividends Paid                         $  0.367          $  0.340             7.9%         $  0.240          $  0.147
                                            ========          ========                          ========          ========
